EXHIBIT 99.1

Signal Genetics and Moffitt Cancer Center Enter Into Sponsored Research Agreement in Multiple Myeloma

CARLSBAD, Calif., Sept. 8, 2015 (GLOBE NEWSWIRE) -- Signal Genetics, Inc. (NASDAQ: SGNL) (Signal or the Company), a commercial stage, molecular genetics diagnostic company focused on providing innovative diagnostic services that help physicians make better-informed decisions concerning the care of their patients suffering from cancer, today announced that the Company has entered into an agreement with Moffitt Cancer Center to further validate the clinical utility of its MyPRS® test in multiple myeloma and its precursor conditions, smoldering multiple myeloma and MGUS (collectively asymptomatic monoclonal gammopathies, or AMG). Signal plans three validation studies with multiple Moffitt investigators, including:

  Kenneth M. Shain, M.D., Scientific Director of the Moffitt Myeloma Working Group
  Melissa Alsina, M.D., Multiple Myeloma Transplant Program Leader
  Rachid Baz, M.D., Associate Member of the Malignant Hematology Program
  Taiga Nishihori, M.D., Assistant Member of the Blood & Marrow Transplantation Program

Under the agreement, Signal will perform MyPRS® testing on patient specimens to better inform key patient management decisions, including the risk of progression from the constellation of AMG disorders to symptomatic multiple myeloma.

Kenneth Shain, M.D. said, "We believe this collaboration has the potential to further validate a 'first in class' decision-making tool based on the genetics of smoldering myeloma and MGUS, precursor conditions that have been managed suboptimally via the use of outdated clinical metrics. Validation of MyPRS® in this setting may eventually have a significant impact on the management of over 3 million patients in the U.S. that present on the AMG spectrum each year."

Melissa Alsina, M.D. added, "We anticipate that these studies will yield data demonstrating the power of genetics to enable 'precision medicine' in the multiple myeloma field, consistent with Moffitt Cancer Center's vision to be aligned with the Precision Medicine Initiative outlined by the National Institutes of Health (NIH)."

The parties anticipate starting work in 2015. As the data is collected, Signal and Moffitt anticipate presenting their findings at scientific conferences and publishing in high impact medical journals.

Samuel D. Riccitelli, President and CEO of Signal Genetics, commented, "We believe Moffitt's unique resources and world-class clinicians combined with Signal's MyPRS® platform have the potential to truly advance the field in multiple myeloma and the precursor conditions that fall within the spectrum of AMG. We expect the studies planned under this agreement will generate compelling data to support our market expansion plans, consistent with our long-term corporate strategy which we have outlined in recent months."

About Signal Genetics, Inc.

Signal Genetics, Inc., headquartered in Carlsbad, California, is a commercial stage, molecular diagnostic company focused on providing innovative diagnostic services that help physicians make better-informed decisions concerning the care of their patients suffering from cancer. Signal's mission is to develop, validate and deliver innovative diagnostic services that enable better patient-care decisions. Signal was founded in January 2010 and became the exclusive licensee in its licensed field to the renowned research on multiple myeloma performed at the University of Arkansas for Medical Sciences, in April 2010.

About Moffitt Cancer Center

Located in Tampa, Moffitt is one of only 45 National Cancer Institute-designated Comprehensive Cancer Centers, a distinction that recognizes Moffitt's excellence in research, its contributions to clinical trials, prevention and cancer control. Moffitt is the top-ranked cancer hospital in Florida and has been listed in U.S. News & World Report as one of the "Best Hospitals" for cancer care since 1999. With more than 4,600 team members, Moffitt has an economic impact in the state of $1.9 billion. For more information, visit MOFFITT.org, and follow the Moffitt momentum on Facebook, Twitter and YouTube.

Safe Harbor Statement

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         David Burke
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